UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2020

Woodbridge Liquidation Trust
(Exact name of registrant as specified in its charter)

Delaware	No. 000-56115	36-7730868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14140 Ventura Boulevard, Suite 302 Sherman Oaks, California	91423
(Address of principal executive offices)	(Zip Code)

(310) 765-1550

  (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 19, 2020, the registrant’s wholly-owned subsidiary Woodbridge Wind-Down Entity LLC (“WWDE”) entered into a transaction with City National Bank of Florida (“CNB”) for a line of credit to replace WWDE’s existing line of credit with First Republic Bank.  In the transaction, WWDE’s wholly-owned subsidiaries WB Propco, LLC and WB 141 S. Carolwood, LLC, as borrowers, entered into a Loan and Security Agreement with CNB (the “Loan Agreement”).  Borrowings under the line of credit are expected to be used for working capital support and other general corporate purposes of the borrowers, as well as for other purposes permissible under the Loan Agreement.

The Loan Agreement provides for an initial revolving line of credit in the amount of $25 million, which may be increased to up to $30 million (with the pledge of one or more additional properties and approval by CNB).  Interest will accrue at a fixed rate of 3.5% per year.  At the closing, the borrowers are required to establish a $1.75 million interest reserve account, which will be used to pay the potential monthly interest payments.  The line of credit is for a two-year term, but may be extended for one additional year.

Indebtedness under the line of credit is secured by a deed of trust on the property located at 141 S. Carolwood Drive, Los Angeles, California and the personal property of the borrowers.  Additionally, the obligations of the borrowers under the Loan Agreement have been guaranteed by WWDE on an unsecured basis.  The parties to the Loan Agreement are required to keep $20 million on deposit with CNB in order to avoid a non-compliance fee of 2% of the shortfall, and are required to comply with covenants believed customary in transactions of this type.

Neither the registrant nor any of its affiliates has any material relationship with CNB other than in respect of the transaction.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

	10.1	Loan and Security Agreement dated June 19, 2020 between WB Propco, LLC and WB 141 S. Carolwood, LLC and City National Bank of Florida*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Woodbridge Liquidation Trust

Date: June 24, 2020	By:	/s/ Michael I. Goldberg
Michael I. Goldberg,
Liquidation Trustee